Exhibit 10.4
EXECUTION VERSION
LIMITED GUARANTY
     This Limited Guaranty (this “Guaranty”) is entered into as of September 5, 2007, by Banco Santander, S.A. (the “Guarantor”), in favor of Santander Drive Auto Receivables Trust 2007-2 (the “Issuer”), Wells Fargo Bank, National Association, as Indenture Trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”), U.S. Bank Trust National Association, as Owner Trustee under the Trust Agreement (the “Owner Trustee”) and MBIA Insurance Corporation (the “Note Insurer”).
     WHEREAS, Santander Consumer USA Inc., as transferor (the “Transferor”), and Santander Drive Auto Receivables LLC (the “Depositor”), as purchaser, are parties to that certain Contribution Agreement dated as of even date herewith (as amended, modified or supplemented from time to time, the “Contribution Agreement”); and
     WHEREAS, the Issuer, the Transferor, the Depositor and the Indenture Trustee are parties to that certain Sale and Servicing Agreement dated as of even date herewith (as amended, modified or supplemented from time to time, the “Sale and Servicing Agreement”); and
     WHEREAS, the Issuer, the Transferor, the Owner Trustee and the Indenture Trustee are parties to that certain Administration Agreement dated as of even date herewith (as amended, modified or supplemented from time to time, the “Administration Agreement”); and
     WHEREAS, the Issuer and Indenture Trustee are parties to that certain Indenture dated as of even date herewith (as amended, modified or supplemented from time to time, the “Indenture”) pursuant to which the Issuer has issued the Notes; and
     WHEREAS, the Note Insurer, the Transferor, the Depositor, the Issuer and the Indenture Trustee are parties to that certain Insurance Agreement dated as of even date herewith (the “Insurance Agreement”); and
     WHEREAS, the Note Insurer issued its Note Guaranty Insurance Policy (the “Note Insurance Policy”) on September 5, 2007, guaranteeing certain payments due under the Notes as fully set forth in the Note Insurance Policy; and
     WHEREAS, it is a condition precedent to the Note Insurer’s issuance of the Note Insurance Policy that the Guarantor enter into this Guaranty;
     WHEREAS, the Guarantor will receive substantial direct and indirect benefits from the consummation of the transactions contemplated by the Contribution Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Indenture; and
     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the parties hereto agree as follows:
Limited Guaranty

     Section 1. Definitions. Unless otherwise defined in this Guaranty, all defined terms used in this Guaranty shall have the meanings ascribed to such terms in Appendix A to the Sale and Servicing Agreement.
     Section 2. Guaranty of Obligations.
     (a) The Guarantor hereby absolutely, irrevocably and unconditionally guarantees for the benefit of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Note Insurer, the due and punctual performance by the Transferor (as servicer, custodian, if applicable, and/or in its individual capacity) of its covenants, agreements and obligations contained in (i) the Contribution Agreement; (ii) the Sale and Servicing Agreement, (iii) the Insurance Agreement and (iv) the Administration Agreement (together, the “Obligations”);
     (b) For the avoidance of doubt, the Guarantor shall have no obligation to guaranty (and does not guaranty) any obligations of the Obligors under the Receivables or any obligation of the Issuer under the Indenture.
     Section 3. Unconditionality; Irrevocability. (a) This is an absolute, unconditional and continuing guaranty of payment and performance of all Obligations, and the Guarantor agrees that its obligations under this Guaranty shall be irrevocable. The dissolution, insolvency or adjudication of bankruptcy of the Guarantor shall not revoke this Guaranty.
     (b) No act or thing need occur to establish the liability or obligation of the Guarantor hereunder, and no act or thing, except full payment, discharge and performance of all Obligations, shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the liability of Guarantor hereunder. None of Issuer, the Indenture Trustee or the Note Insurer shall be required first to resort to payment of the Obligations by the Transferor or other Person, or their properties, before enforcing this Guaranty. Until payment in full of the Obligations, the Obligations of the Guarantor under this Guaranty shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, the events described in Section 4 herein, whether or not with notice to or the consent of the Guarantor.
     (c) The Guarantor further agrees that, if any payment applied hereunder to the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Transferor or any other obligor) or declared to be fraudulent or preferential, the Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such payment, and this Guaranty shall be enforceable as to such Obligations as fully as if such payment had never been made. The provisions of this Section 3(c) hereof shall survive any termination of this Guaranty.
     Section 4. Continuation and Validity of Obligations. The liability of the Guarantor shall not be affected or impaired by any of the following events: (a) the validity, enforceability, discharge, disaffirmance, settlement or compromise (by any Person, including any trustee in bankruptcy or other similar official) of the Obligations or of the Transaction Documents, (b) the absence of any attempt to collect the Obligations from the Transferor or any guarantor or other

Person, (c) the waiver or consent by the Issuer, the Indenture Trustee, the Note Insurer, or any other Person with respect to any provision of any instrument or agreement evidencing the Obligations, any delay or lack of diligence in the enforcement of the Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect the Obligations, (d) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (e) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of the Issuer, the Indenture Trustee or the Note Insurer with respect thereto, (f) the failure by the Indenture Trustee to take any steps to perfect and maintain perfected its interest in the Receivables, Financed Vehicles or other property acquired from the Issuer or any security or collateral related to the Obligations, (g) the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Transferor, the Issuer or the Depositor or any other affiliate of the Transferor, (h) any full or partial release of, compromise or settlement with, or agreement not to sue, the Transferor or any guarantor or other person liable in respect of any Obligations, (i) any release, surrender, cancellation or other discharge of any evidence of the Obligations or the acceptance of any instrument in renewal or substitution thereof, (j) any collection, sale, lease or disposition of, or any other enforcement of or realization on, any Receivable or Financed Vehicle, (k) any assignment, pledge or other transfer of the Obligations or any evidence thereof, (l) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Obligations, (m) any change in the existing relationship between the Guarantor and the Transferor including, without limitation, any sale or other transfer of the stock of the Transferor by the Guarantor or (n) any legal or equitable discharge or defense of the Guarantor. The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.
     Section 5. Representations and Warranties. The Guarantor hereby makes the following representations and warranties as of the date hereof on which the Issuer, the Indenture Trustee and the Note Insurer will be deemed to have relied in acquiring the Transferred Assets or the pledge of the Collateral (as defined in the Indenture), as the case may be or, in the case of the Note Insurer, in issuing the Note Insurance Policy:
     (a) Existence and Power. The Guarantor is a registered bank holding company duly incorporated, validly existing and in good standing under the laws of its state of organization and has all power and authority required to carry on its business as it is presently conducted and to execute, deliver and perform this Guaranty. The Guarantor has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the financial condition, business or operations of the Guarantor, taken as a whole.
     (b) Corporate Authorization and No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary corporate action and does not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material agreement, material contract, order or other material instrument to which it is a party or its property is subject, except where such contravention or default would not have a material adverse effect on the enforceability or collectibility of the Receivables or the financial condition, business or operations of the Guarantor, taken as a whole.

     (c) No Consent Required. No approval or authorization by, or filing with, any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority is required in connection with the execution, delivery and performance by the Guarantor of this Guaranty other than (i) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings which will be made on a timely basis and (ii) approval, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the financial condition, business or operations of the Guarantor, taken as a whole.
     (d) Binding Effect. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.
     (e) No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against the Guarantor before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Guaranty, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Guaranty, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Guarantor of its obligations under this Guaranty or (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Guaranty.
     (f) Benefits. The Guarantor has a direct and substantial economic interest in the Transferor and expects to derive substantial benefits therefrom and from the transaction described in the Transaction Documents, any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of Obligations and the other obligations guaranteed hereby, and this Guaranty shall be effective and enforceable by the Issuer, the Indenture Trustee and the Note Insurer without regard to the receipt, nature or value of any such benefits.
     (g) Solvency. The Guarantor is not insolvent nor will it be rendered insolvent by virtue of entering into or carrying out this Guaranty.
     Section 6. Independent Obligations. The obligations of the Guarantor hereunder are undertaken as primary obligor and independently of the obligations of the Transferor, or any other obligor, guarantor or Person, and action or actions may be brought or prosecuted directly against the Guarantor whether or not action is brought first or at all against the Transferor, the Depositor or any other obligor, guarantor or Person, against any collateral security or any other circumstance whatsoever, and whether or not the Transferor or any other obligor, guarantor or Person is joined in any such action or actions, or any claims or demands are made or are not made, or any action is taken on or against the Transferor, any other obligor, guarantor or Person or any collateral security or otherwise.
     Section 7. Waivers. The Guarantor waives any and all defenses, claims, setoffs and discharges of the Transferor, or any other obligor, pertaining to the Obligations. Without limiting the generality of the foregoing or any other provision hereof, to the fullest extent permitted by applicable law, the Guarantor hereby waives: (a) any defense arising by reason of any invalidity or unenforceability of the Transferor’s obligations in respect of the Transaction Documents, any manner in which the Issuer, the Indenture Trustee or the Note Insurer have exercised (or not exercised) any rights and remedies under the Transaction Documents or the Notes, or any cessation from any cause whatsoever of the liability of any obligor, guarantor or Person; (b) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of the Transaction Documents (including this Guaranty); (c) any release of any of the Collateral (as defined in the Indenture) provided under the Indenture or other Transaction Documents; (d) notice of any indulgences, extensions, consents or waivers given to the Transferor or any other obligor, guarantor or Person, notice of any Servicer Termination Event under the Sale and Servicing Agreement, any Default or Event of Default under the Indenture or default or event of default under any of the other Transaction Documents or other notice of any kind whatsoever; (e) any right or claim of right to cause the Indenture Trustee or the Note Insurer to proceed against the Transferor or any other obligor, guarantor or Person in any particular order, to proceed against or exhaust any collateral security held by the Issuer, the Indenture Trustee or the Note Insurer at any time or to pursue any other right or remedy whatsoever at any time; (f) any requirement of diligence or promptness on the Issuer’s, the Indenture Trustee’s or the Note Insurer’s part in (X) making any claim or demand on or commencing suit against the Transferor or any other obligor, guarantor or Person, and (Y) otherwise enforcing the Issuer’s, the Indenture Trustee’s or the Note Insurer’s rights in respect of the Indenture or the other Transaction Documents; (g) any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to any person liable in respect of any Obligations, or any setoff available against, the Issuer, the Indenture Trustee or the Note Insurer to the Transferor or any other such person, whether or not on account of a related transaction; and (h) any duty of the Issuer, the Indenture Trustee or the Note Insurer to advise the Guarantor of any information known to the Issuer, the Indenture Trustee or the Note Insurer regarding the financial condition of the Transferor or any other circumstance, it being agreed that the Guarantor assumes responsibility for being and keeping informed of such condition or any such circumstance.
     Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Guarantor specifically waives all defenses the Guarantor may have based upon any election of remedies by the Issuer, the Indenture Trustee or the Note Insurer which destroys the Guarantor’s rights to proceed against the Transferor or any other obligor, guarantor or Person for reimbursement, contribution or otherwise, including any loss of rights that it may suffer by reason of any rights, powers, remedies or defenses of the Transferor in connection with any laws limiting, qualifying or discharging indebtedness of or remedies against the Transferor, and the Guarantor hereby agrees not to exercise or pursue, so long as any of the Obligations remain unsatisfied, any right to reimbursement, subrogation, or contribution from the Transferor in respect of payments hereunder.
     Section 8. Significance of Waivers. The Guarantor represents, warrants and agrees that each of the waivers set forth herein are made with the Guarantor’s full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which the Guarantor otherwise may have against the Transferor or any other obligor, guarantor or Person, or against collateral, and that under the circumstances the waivers are reasonable.
     Section 9. Reimbursement. The Guarantor shall pay or reimburse all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Owner Trustee, the Indenture Trustee or the Note Insurer in connection with the protection, defense or enforcement of this Guaranty in any litigation or bankruptcy or insolvency proceedings.
     Section 10. Cumulative Liability. The liability of the Guarantor under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor as Guarantor, surety, endorser, accommodation co-obligor or otherwise of any Obligations or obligation of the Transferor, without any limitation as to amount.
     Section 11. Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian, or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
     Section 12. Amendments. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor, the Issuer, the Note Insurer and the Indenture Trustee. The Guarantor may not assign its obligations hereunder without the prior written consent of the Note Insurer, the Issuer and the Indenture Trustee.
     Section 13. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Section 14. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and
     (c) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction.
     Section 15. Counterparts. This Guaranty may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 16. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Guaranty shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Guaranty and shall in no way affect the validity or enforceability of the other provisions of this Guaranty.
     Section 17. Benefits; Third-party Beneficiary. This Guaranty shall be effective as of the date hereof, without further act, condition or acceptance by the Issuer, the Indenture Trustee or the Note Insurer, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Issuer, the Indenture Trustee and the Note Insurer and their respective participants, successors and assigns.
     Section 18. Termination. This Guaranty shall terminate upon the payment in full of the principal balance of the Notes plus any accrued interest thereon and payment in full of all amounts owed to the Note Insurer pursuant to the terms of the Insurance Agreement; provided, however, that the provisions of Section 3(c) hereof shall survive any termination of this Guaranty.
     Section 19. Limitation of Liability. Notwithstanding anything contained herein to the contrary, this Guaranty has been executed and delivered by U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee and in no event shall it have any liability for the representation, warranties, covenants agreements or other obligations of the Issuer hereunder or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Guaranty, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     IN WITNESS WHEREOF, this Guaranty has been duly executed by the parties hereto as of the date and year first above written.

BANCO SANTANDER, S.A., as Guarantor
By:	/s/ Jose Antonio Soler
Name: Jose Antonio Soler
Title:

ACKNOWLEDGED: WELLS FARGO BANK, NATIONAL ASSOCATION, not in its individual capacity, but solely as Indenture Trustee
By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-2 By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee
By:	/s/ Nicole Poole
	Name:	Nicole Poole
	Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee
By:	/s/ Nicole Poole
	Name:	Nicole Poole
	Title:	Vice President

MBIA INSURANCE CORPORATION
By:	/s/ Amy R. Gonch
	Name:	Amy Gonch
	Title:	Assistant Secretary